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                               FIRST AMENDMENT


This First Amendment is made this 26th day of January, 1994 with reference to the Employment Agreement dated October 18, 1993, by and between Westwood One, Inc., ("the Company") and Norman J. Pattiz (the "Employee"). The above-referenced Employment Agreement is amended as follows:

1.    Other Benefits (Section 3.2)

Section 3.2 (j) shall read as follows:

      (j) During the term hereof, Company shall pay directly or reimburse employee for one-half of Employee's home security system, maintenance and fees, not to exceed the amount paid or reimbursed by the Company during calendar year 1993.


2.     Retirement Benefits (Section 3.4)

Section 3.4 regarding retirement benefits is hereby deleted in its entirety.

3.     Limited Effect of Amendment

Each and every one of the other terms and conditions of the Employment Agreement shall be and remain as they are now, and this First Amendment shall change the Employment Agreement only so far as specifically set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to signify their Agreement.


EMPLOYEE                                       WESTWOOD ONE, INC.

By: NORMAN J. PATTIZ                           By: ERIC R. WEISS
    ----------------                               -------------
    Norman J. Pattiz                               Eric R. Weiss

Title: COB & CEO                               Title: SR. VP.
       ---------                                      -------

Date: 1/26/93                                  Date 1/26/93
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                                 EXHIBIT 10.2